SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. ___)

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐	Preliminary Proxy Statement	☐	Confidential, for Use of the Commission Only
☒	Definitive Proxy Statement		(as permitted by Rule 14a-6(e)(2))
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-12

KENTUCKY FIRST FEDERAL BANCORP

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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October 10, 2005

Dear Stockholder:

          We invite you to attend the inaugural Annual Meeting of Stockholders (the “Annual Meeting”) of Kentucky First Federal Bancorp (the “Company”) to be held at the First Federal Center on the campus of Hazard Community and Technical College located at One Community College Drive, Hazard, Kentucky on Tuesday, November 15, 2005, at 3:30 p.m., Eastern time.

          The attached Notice of Annual Meeting and Proxy Statement describe the formal business to be transacted at the meeting.  During the meeting, we will also report on the Company’s operations to date.  Directors and officers of the Company and First Federal of Hazard and First Federal of Frankfort will be present to respond to any questions the stockholders may have.

          ON BEHALF OF THE BOARD OF DIRECTORS, WE URGE YOU TO SIGN, DATE AND RETURN THE ACCOMPANYING FORM OF PROXY AS SOON AS POSSIBLE EVEN IF YOU CURRENTLY PLAN TO ATTEND THE ANNUAL MEETING.  Your vote is important, regardless of the number of shares you own.  This will not prevent you from voting in person but will assure that your vote is counted if you are unable to attend the meeting.

          On behalf of the Board of Directors and all the employees of the Company and First Federal of Hazard and First Federal of Frankfort, I wish to thank you for your continued support.

Sincerely,	Sincerely,

/s/Tony D. Whitaker	/s/Don D. Jennings

Chairman of the Board and	President and
Chief Executive Officer	Chief Operating Officer

KENTUCKY FIRST FEDERAL BANCORP
Main & Lovern Streets
Hazard, Kentucky

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held on November 15, 2005

          NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the “Annual Meeting”) of Kentucky First Federal Bancorp (“Kentucky First” or the “Company”) will be held at the First Federal Center on the campus of Hazard Community and Technical College located at One Community College Drive, Hazard, Kentucky on Tuesday, November 15, 2005, at 3:30 p.m., Eastern time.

          A Proxy Statement and Proxy Card for the Annual Meeting are enclosed.

          The Annual Meeting is for the purpose of considering and acting upon the following matters:

1.	The election of two directors of the Company for three-year terms;

2.	The approval of the Kentucky First Federal Bancorp 2005 Equity Incentive Plan;

3.	The ratification of the appointment of Grant Thornton LLP as independent certified public accountants of the Company for the fiscal year ending June 30, 2006; and

4.	The transaction of such other business as may properly come before the Annual Meeting or any adjournment thereof.

          The Board of Directors is not aware of any other business to come before the Annual Meeting.

          Any action may be taken on any one of the foregoing proposals at the Annual Meeting on the date specified above or on any date or dates to which, by original or later adjournment, the Annual Meeting may be adjourned.  Stockholders of record at the close of business on September 30, 2005, are the stockholders entitled to notice of and to vote at the Annual Meeting and any adjournment thereof.

          You are requested to fill in and sign the enclosed proxy card which is solicited by the Board of Directors and to mail it promptly in the enclosed envelope.  The proxy will not be used if you attend and vote at the Annual Meeting in person.

BY ORDER OF THE BOARD OF DIRECTORS

/s/Roy L. Pulliam, Jr.

Secretary

Hazard, Kentucky
October 10, 2005

          IMPORTANT:  THE PROMPT RETURN OF PROXIES WILL SAVE THE COMPANY THE EXPENSE OF FURTHER REQUESTS FOR PROXIES IN ORDER TO INSURE A QUORUM.  A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE.  NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

PROXY STATEMENT
OF
KENTUCKY FIRST FEDERAL BANCORP
Main & Lovern Streets
Hazard, Kentucky 41701

ANNUAL MEETING OF STOCKHOLDERS
November 15, 2005

GENERAL

          This Proxy Statement is furnished to stockholders of Kentucky First Federal Bancorp (“Kentucky First” or the “Company”) in connection with the solicitation by the Board of Directors of the Company of proxies to be used at the Annual Meeting of Stockholders (the “Annual Meeting”) which will be held at  the First Federal Center on the campus of Hazard Community and Technical College located at One Community College Drive, Hazard, Kentucky on Tuesday, November 15, 2005, at 3:30 p.m., Eastern time, and at any adjournment thereof.  The accompanying Notice of Annual Meeting and proxy card and this Proxy Statement are being first mailed to stockholders on or about October 10, 2005.

VOTING AND REVOCABILITY OF PROXIES

          Stockholders who execute proxies retain the right to revoke them at any time.  Unless so revoked, the shares represented by properly executed proxies will be voted at the Annual Meeting and all adjournments thereof.  Proxies may be revoked by written notice to Roy L. Pulliam, Jr., Secretary of the Company, at the address shown above, by filing a later-dated proxy prior to a vote being taken on a particular proposal at the Annual Meeting or by attending the Annual Meeting and voting in person.  The presence of a stockholder at the Annual Meeting will not in itself revoke such stockholder’s proxy.

          Proxies solicited by the Board of Directors of the Company will be voted in accordance with the directions given therein.  Where no instructions are indicated, proxies will be voted “FOR” the nominees for director set forth below, “FOR” approval of the Kentucky First Federal Bancorp 2005 Equity Incentive Plan (the “2005 Plan”) and “FOR” the ratification of the appointment of Grant Thornton LLP as the Company’s independent public accountants for the year ending June 30, 2006.  The proxy confers discretionary authority on the persons named therein to vote with respect to the election of any person as a director where the nominee is unable to serve or for good cause will not serve, and matters incident to the conduct of the Annual Meeting.  If any other business is presented at the Annual Meeting, proxies will be voted by those named therein in accordance with the determination of a majority of the Board of Directors.  Proxies marked as abstentions will not be counted as votes cast.  Shares held in “street name” which have been designated by brokers on proxies as not voted (“broker non-votes”) will not be counted as votes cast.  Proxies marked as abstentions or as broker non-votes, however, will be treated as shares present for purposes of determining whether a quorum is present.

VOTING SECURITIES AND SECURITY OWNERSHIP

          The securities entitled to vote at the Annual Meeting consist of the Company’s common stock, par value $.01 per share (the “Common Stock”).  Stockholders of record as of the close of business on September 30, 2005 (the “Record Date”) are entitled to one vote for each share of Common Stock then held.  As of the Record Date, there were 8,596,064 shares of Common Stock issued and outstanding.  The presence, in person or by proxy, of at least a majority of the total number of shares of Common Stock outstanding and entitled to vote will be necessary to constitute a quorum at the Annual Meeting.

          Persons and groups beneficially owning more than 5% of the Common Stock are required to file certain reports with respect to such ownership pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  The following table sets forth information regarding the shares of Common Stock beneficially owned as of the Record Date by persons who beneficially own more than 5% of the Common Stock, each of the Company’s directors, the executive officers of the Company named in the Summary Compensation Table set forth under “Proposal I – Election of Directors – Executive Compensation – Summary Compensation Table,” and all of the Company’s directors and executive officers as a group.

	Shares of Common Stock Beneficially Owned as of the Record Date (1)	Percent of Class

5% Stockholder:
First Federal MHC	4,727,938	55%
Main & Lovern Streets
Hazard, Kentucky 41701
Directors:
Tony D. Whitaker	30,000	*
Don D. Jennings	33,275	*
Stephen G. Barker	20,331	*
Walter G. Ecton, Jr.	8,905	*
William D. Gorman	20,000	*
David R. Harrod	930	*
Herman D. Regan, Jr.	40,375	*
All directors and executive officers of the Company as a group (10) persons)	256,238	3%

(1)

In accordance with Rule 13d-3 under the Exchange Act, a person is deemed to be the beneficial owner, for purposes of this table, of any shares of Common Stock if he has or shares voting or investment power with respect to such Common Stock or has a right to acquire beneficial ownership at any time within 60 days from the Record Date.  As used herein, “voting power” is the power to vote or direct the voting of shares and “investment power” is the power to dispose or direct the disposition of shares.

*	Represents less than 1% of the shares outstanding.

PROPOSAL I -- ELECTION OF DIRECTORS

General

          The Company’s Board of Directors consists of seven members, all of whom are independent under the listing standards of Nasdaq, except Tony D. Whitaker, Don D. Jennings and Stephen G. Barker.  The Company’s Bylaws require that directors be divided into three classes, as nearly equal in number as possible, with approximately one-third of the directors elected each year.  At the Annual Meeting, two directors will be elected for a term expiring at the 2008 annual meeting.  The Board of Directors has nominated Walter G. Ecton, Jr. and Don D. Jennings to each serve as a director for a three-year period.  Each of the nominees is currently a member of the Board.  Pursuant to the Company’s Bylaws, there is no cumulative voting for the election of directors.  As a result, directors are elected by a plurality of the votes present in person or by proxy at a meeting at which a quorum is present.

          It is intended that the persons named in the proxies solicited by the Board of Directors will vote for the election of the named nominees.  If either nominee is unable to serve, the shares represented by all valid proxies will be voted for the election of such substitute as the Board of Directors may recommend or the size of the Board may be reduced to eliminate the vacancy.  At this time, the Board knows of no reason why either nominee might be unavailable to serve.

          The following table sets forth, for each nominee for director and continuing director of the Company, his age, the year he first became a director either of the Company or First Federal of Hazard and the expiration of his term as a director.  All such persons were appointed as directors of the Company in March 2005 upon the formation and organization of the Company.  Directors Barker, Ecton, Gorman and Whitaker also serve on the Board of Directors of the Company’s wholly owned subsidiary, First Federal of Hazard, and Directors Harrod and Regan also serve on the Board of Directors of the Company’s wholly owned subsidiary, Frankfort First Bancorp, Inc. (“Frankfort First”), and Frankfort First’s wholly owned subsidiary, First Federal of Frankfort.  Director Jennings also serves on the Board of First Federal of Frankfort.

Name	Age at June 30, 2005	Year First Elected as Director	Year First Elected as Director of Bank Subsidiary	Current Term to Expire

BOARD NOMINEES FOR TERMS TO EXPIRE IN 2008
Walter G. Ecton, Jr.	51	2005	2005	2005
Don D. Jennings	40	2005	1998	2005
DIRECTORS CONTINUING IN OFFICE
Stephen G. Barker	51	2005	1997	2006
Tony D. Whitaker	59	2005	1993	2006
David R. Harrod	46	2005	2003	2006
William D. Gorman	81	2005	2003	2007
Herman D. Regan, Jr.	76	2005	1988	2007

          Set forth below is information concerning the Company’s directors.

     Walter G. Ecton, Jr. has been a director of Kentucky First Federal Bancorp since its inception in March, 2005.  He has served as a director of First Federal of Hazard since 2004. Mr. Ecton has been engaged in the private practice of law in Richmond, Kentucky since 1979. Age 51.

     Don D. Jennings has served as President and Chief Operating Officer and as a Director of Kentucky First Federal Bancorp since its inception in March, 2005.  He was President and Chief Executive Officer of Frankfort First Bancorp, Inc,  beginning in  2000 and continues to serve as Executive Vice President, director and Secretary of First Federal of Frankfort, a position he has held since 1998. He has been employed by First Federal of Frankfort since 1991. Age 40.

     Stephen G. Barker has been a director of Kentucky First Federal Bancorp since its inception in March, 2005.  He has served as a director of First Federal of Hazard since 1997. Mr. Barker has been in the private practice of law in Hazard, Kentucky since 1980 and has served as Assistant General Counsel to the Kentucky River Properties, LLC since 1985. Age 51.

     Tony D. Whitaker has served as Chairman of the Board and Chief Executive Officer of Kentucky First Federal Bancorp since its inception in March, 2005.  Since 1997, he has served as President and Chief Executive Officer of First Federal of Hazard.  He has also served First Federal of Hazard as a Director since 1993. Mr. Whitaker was President of First Federal Savings Bank in Richmond, Kentucky from 1980 until 1994. From 1994 until 1996, Mr. Whitaker was the President of the central Kentucky region and served on the Board of Great Financial Bank, a $3 billion savings and loan holding company located in Louisville, Kentucky. Mr. Whitaker served as a director of the Federal Home Loan Bank of Cincinnati from 1991 to 1997 and has served on the Board of America’s Community Bankers since 2001. Mr. Whitaker has served on the Board of Directors of Pentegra Group, Inc., a financial services company specializing in retirement benefits, since 2002. Age 59.

     David R. Harrod has been a director of Kentucky First Federal Bancorp since its inception in March, 2005.  He has served as a Director of First Federal Savings Bank of Frankfort since 2003.  He also previously served as Director and Chairman of the Audit Committee of Frankfort First Bancorp, Inc.  Mr. Harrod is a certified public accountant and is a principal of Harrod and Associates, P.S.C., a Frankfort, Kentucky-based accounting firm. Age 46.

     William D. Gorman has been a director of Kentucky First Federal Bancorp since its inception in March, 2005.  He has been a director of First Federal of Hazard since 2003. Mr. Gorman has served as mayor of Hazard, Kentucky since 1977. Age 81.

     Herman D. Regan, Jr. has been a director of Kentucky First Federal Bancorp since its inception in March, 2005.  He has served as a Director of First Federal Savings Bank of Frankfort since 1988.  Mr. Regan served as Chairman of the Board and President of Kenvirons, Inc., a civil and environmental engineering consulting firm, from 1975 until his retirement in August, 1994. Age 76.

Executive Officers Who Are Not Directors

          The following sets forth information with respect to executive officers of the Company who do not serve on the Board of Directors.

Name	Age at June 30, 2005	Title

R. Clay Hulette	43	Vice President, Chief Financial Officer and Treasurer of the Company and Vice President and Treasurer of First Federal of Frankfort

Roy L. Pulliam, Jr.	67	Vice President and Secretary of the Company and Vice President and Secretary of First Federal of Hazard

     R. Clay Hulette has served as Vice President, Treasurer and Chief Financial Officer of Kentucky First Federal Bancorp since its inception in March, 2005.  He has served as Vice  President and Chief Financial Officer of Frankfort First Bancorp, Inc. and of First Federal Savings Bank of Frankfort since 2000. He has been employed by First Federal of Frankfort since 1997. He is a Certified Public Accountant and is also licensed to sell certain insurance and investment products, which he does on behalf of First Federal of Frankfort. Age 43.

     Roy L. Pulliam, Jr. has served as Vice President and Secretary of Kentucky First Federal Bancorp since its inception in March, 2005.  He has served as Vice President and Secretary of First Federal of Hazard since 1970. Age 67.

Committees of the Board of Directors

          The Board of Directors of the Company meets quarterly and may have additional special meetings.  During the year ended June 30, 2005, the Board of Directors of the Company met two times, noting that the Company was not formed until March, 2005.  No director attended fewer than 75% in the aggregate of the total number of Company Board of Directors meetings held during the year ended June 30, 2005 and the total number of meetings held by Committees on which he served during such fiscal year.

          Audit Committee.  The Company has a separately designated Audit Committee established in accordance with Section 3(a)(58)(A) of the Exchange Act.  During the fiscal year ended June 30, 2005, the Board of Directors’ Audit Committee consisted of Directors Harrod (Chairman), Ecton, Gorman and Regan.  Each of the members of the Audit Committee are “independent,” as “independent” is defined in Rule 4200(a)(15) of the listing standards of the National Association of Securities Dealers, Inc. (“NASD”).   The Company’s Board of Directors has determined that one member of the Audit Committee, David R. Harrod, qualifies as an “audit committee financial expert” as defined in Section 401(h) of Regulation S-K promulgated by the U.S. Securities and Exchange Commission.  Director David R. Harrod is “independent,” as such term is defined in Item 7(d)(3)(iv)(A) of Schedule 14A of the Exchange Act.

          The function of the Audit Committee is to review and discuss the audited financial statements with management, internal audit and the independent auditors; to determine the independent auditors’ qualifications and independence; to engage the independent auditors of the Company; to review the internal audit function and internal accounting controls; to review the internal audit plan; to review the Company’s compliance with legal and regulatory requirements; and to review the Company’s auditing, accounting and financial processes generally.  The Company’s Board of Directors adopted a written charter for the Audit Committee which is attached hereto as Appendix A.  The Audit Committee met one time during the year ended June 30, 2005, noting that the Company was not formed until March, 2005.

          Nominating/Corporate Governance Committee.  The Board of Directors’ Nominating/Corporate Governance Committee nominates directors to be voted on at the Annual Meeting and recommends nominees to fill any vacancies on the Board of Directors.  The Nominating/Corporate Governance Committee consists of Directors Ecton (Chairman), Gorman and Regan.  The members of the Nominating/Corporate Governance Committee are “independent directors” as defined in Nasdaq listing standards.  The Board of Directors has adopted a Charter for the Nominating/Corporate Governance Committee, a copy of which is attached hereto as Appendix B.  The Nominating/Corporate Governance Committee did not meet during the year ended June 30, 2005 but has met subsequently in order to fulfill their duties associated with the 2005 Annual Meeting.

          It is the policy of the Nominating/Corporate Governance Committee to consider director candidates recommended by security holders who appear to be qualified to serve on the Company’s Board of Directors.  Any stockholder wishing to recommend a candidate for consideration by the Nominating/Corporate Governance Committee as a possible director nominee for election at an upcoming annual meeting of stockholders must provide written notice to the Nominating/Corporate Governance Committee of such stockholder’s recommendation of a director nominee no later than July 1 preceding the annual meeting of stockholders.  Notice should be provided to:  Roy L. Pulliam, Jr., Secretary, Kentucky First Federal Bancorp, P.O. Box 1069, Hazard, Kentucky 41702-1069.  Such notice must contain the following information:

•	The name of the person recommended as a director candidate;

•	All information relating to such person that is required to be disclosed in solicitations of proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934;

•	The written consent of the person being recommended as a director candidate to being named in the proxy statement as a nominee and to serving as a director if elected;

•

As to the shareholder making the recommendation, the name and address, as he or she appears on the Company’s books, of such shareholder; provided, however, that if the shareholder is not a registered holder of the Company’s common stock, the shareholder should submit his or her name and address, along with a current written statement from the record holder of the shares that reflects ownership of the Company’s common stock; and

•	A statement disclosing whether such shareholder is acting with or on behalf of any other person and, if applicable, the identity of such person.

          In its deliberations, the Nominating/Corporate Governance Committee considers a candidate’s personal and professional integrity, knowledge of the banking business and involvement in community, business and civic affairs, and also considers whether the candidate would provide for adequate representation of the Bank’s market area.  Any nominee for director made by the Nominating/Corporate Governance Committee must be highly qualified with regard to some or all the attributes listed in the preceding sentence.  In searching for qualified director candidates to fill vacancies in the Board, the Nominating/Corporate Governance Committee solicits the Company’s then current directors for the names of potential qualified candidates.  Moreover, the Nominating/Corporate Governance Committee may ask its directors to pursue their own business contacts for the names of potentially qualified candidates.  The Nominating/Corporate Governance Committee would then consider the potential pool of director candidates, select a candidate based on the candidate’s qualifications and the Board’s needs, and conduct a thorough investigation of the proposed candidate’s background to ensure there is no past history that would cause the candidate not to be qualified to serve as a director of the Company.  In the event a stockholder has submitted a proposed nominee, the Nominating/Corporate Governance Committee would consider the proposed nominee in the same manner in which the Nominating/Corporate Governance Committee would evaluate nominees for director recommended by directors.

          With respect to nominating an existing director for re-election to the Board of Directors, the Nominating/Corporate Governance Committee will consider and review an existing director’s Board and committee attendance and performance, length of Board service, experience, skills and contributions that the existing director brings to the Board and independence.

          Compensation Committee.  The Compensation Committee consists of Directors Ecton, Gorman and Regan (Chairman).  The Committee evaluates the compensation and fringe benefits of the directors, officers and employees and recommends changes.  The Compensation Committee did not meet  during the year ended June 30, 2005 but has met subsequently.

          Board Policies Regarding Communications with the Board of Directors and Attendance at Annual Meetings.  The Board of Directors maintains a process for stockholders to communicate with the Board of Directors.  Stockholders wishing to communicate with the Board of Directors should send any communication to Roy L. Pulliam, Jr., Secretary, Kentucky First Federal Bancorp, P.O. Box 1069, Hazard, Kentucky 41702-1069.  All communications that relate to matters that are within the scope of the responsibilities of the Board and its Committees are to be presented to the Board no later than its next regularly scheduled meeting.  Communications that relate to matters that are within the responsibility of one of the Board Committees are also to be forwarded to the Chair of the appropriate Committee.  Communications that relate to ordinary business matters that are not within the scope of the Board’s responsibilities, such as customer complaints, are to be sent to the appropriate officer.  Solicitations, junk mail and obviously frivolous or inappropriate communications are not to be forwarded, but will be made available to any director who wishes to review them.

          Directors are expected to prepare themselves for and to attend all Board meetings, the Annual Meeting of Stockholders and the meetings of the Committees on which they serve, with the understanding that on occasion a director may be unable to attend a meeting.  The Company was formed in March 2005 and has not yet held its first Annual Meeting of Stockholders.

Compensation Committee Report on Executive Compensation

          Overview and Philosophy  The Company’s executive compensation policies are established by the Compensation Committee of the Board of Directors (the “Committee”).  The Committee is responsible for developing the Company’s executive compensation policies.  The Committee’s objectives in designing and administering the specific elements of the Company’s executive compensation program are as follows:

•	To link executive compensation rewards to increases in stockholder value, as measured by favorable long-term operating results and continued strengthening of the Company’s financial condition.

•	To provide incentives for executive officers to work towards achieving successful annual results as a step in achieving the Company’s long-term operating results and strategic objectives.

•	To maintain a competitive mix of total executive compensation, with particular emphasis on awards related to increases in long-term stockholder value.

•	To attract and retain top performing executive officers for the long-term success of the Company.

          In furtherance of these objectives, the Committee has determined that there may be four specific components of executive compensation:  base salary, a cash bonus, routine fringe benefits, and  stock benefit plans.

          Base Salary.  The Committee makes recommendations to the Board concerning executive compensation on the basis of performance, experience, and retention goals.  Surveys of salaries paid to executive officers of other savings and loan holding companies, non-diversified savings institutions and other financial institutions similar in size, market capitalization and other characteristics may be used to insure that salaries are competitive with salaries paid by the Company’s peers.

          Bonus.  The Company may pay a discretionary bonus on an annual basis.   Whether bonuses are paid each year and the amount of such bonuses are determined by the Committee.  Bonuses may be used to meet the Committee’s goals for retention of executives, or they may be structured so that they reward specific performance goals either for the individual or for the Company as set forth by the Board of Directors.  The absence of such a bonus does not indicate an officer’s failure to achieve such a performance goal.  Currently, the Company does not have any plans for a performance-based incentive bonus.  However, each subsidiary Bank may also pay its employees bonuses based either upon certain incentives or as a routine annual bonus.  While a bonus may be routine, it is not guaranteed and the Board of the subsidiary Bank may choose not to pay the bonus for any reason.  Executive Officers of the Company may participate in such bonus plans with their subsidiary Bank to the same extent all employees participate.

          Routine Fringe Benefits.  Each officer of the Company is also an employee of one of the subsidiary Banks and, as such, is entitled to participate in benefit plans and programs offered to all employees by the Bank of his or her employment.  These programs may include retirement plans, health insurance plans, provision of  an automobile, entitlement to paid vacation, etc.

          Stock Benefit Plans.  In addition, the Committee believes that stock-related award plans are an important element of compensation since they provide executives with incentives linked to the performance of the Common Stock.  Accordingly, the Board of Directors has adopted the 2005 Plan.  Stockholders will be asked to approve the Incentive Plan at the Annual Meeting.  For a description of the 2005 Plan, see “Proposal II – Approval of the Kentucky First Federal Bancorp 2005 Equity Incentive Plan.”

          Under the 2005 Plan, the Company reserved for issuance a number of shares equal to 4.9% of the originally issued Common Stock that may be issued pursuant to stock options.  The Committee believes that stock options are an important element of compensation because they provide executives with incentives linked to the performance of the Common Stock.  Options would be granted with an exercise price equal to the market value of the Common Stock on the date of grant, and thus acquire value only if the Company’s stock price increases.  In addition, under the 2005 Plan, the Company reserved for issuance as restricted stock awards a number of shares equal to 1.9% of the originally issued Common Stock.  The Company intends to award stock options and restricted stock as a means of providing employees the opportunity to acquire a proprietary interest in the Company and to link their interests with those of the Company’s stockholders.

Compensation of Chief Executive Officer

          Mr. Whitaker’s base salary is established in accordance with the terms of the employment agreements entered into between the Company and First Federal of Hazard and Mr. Whitaker.  See “-- Executive Compensation -- Employment Agreements.”  The Committee determines  Mr. Whitaker’s compensation on the basis of several factors.  In determining Mr. Whitaker’s base salary, the Committee reviewed compensation paid to chief executive officers of similarly situated savings institutions and non-diversified savings institutions and other financial institutions of similar asset size.  The Committee believes that Mr. Whitaker ‘s base salary is generally competitive with the average salary paid to executives of similar rank and expertise at banking institutions which the Committee considered to be comparable and taking into account Kentucky First Federal Bancorp’s complex operations and  First Federal of Hazard’s superior performance relative to comparable institutions.

          The Committee believes that the Company’s executive compensation program serves the Company and its stockholders by providing a direct link between the interests of executive officers and those of stockholders generally and by helping to attract and retain qualified executive officers who are dedicated to the long-term success of the Company.

Members of the Compensation Committee

Herman D. Regan, Jr. (Chairman)
Walter G. Ecton, Jr.
William D. Gorman

Comparative Stock Performance Graph

          The Common Stock commenced trading on the Nasdaq National Market on March 3, 2005.  The graph and table which follow show the cumulative total return on the Common Stock for the period from March 3, 2005 through the fiscal year ended June 30, 2005 with (1) the total cumulative return of all companies whose equity securities are traded on the Nasdaq Stock Market, and (2) the total cumulative return of savings institutions and savings institution holding companies traded on the Nasdaq Stock Market.  The comparison assumes $100 was invested on March 3, 2005 in the Common Stock and in each of the foregoing indices and assumes reinvestment of dividends.  The stockholder returns shown on the performance graph are not necessarily indicative of the future performance of the Common Stock or of any particular index.

CUMULATIVE TOTAL STOCKHOLDER RETURN
COMPARED WITH PERFORMANCE OF SELECTED INDEXES
March 3, 2005 to June 30, 2005

	3/3/05	6/30/05

KENTUCKY FIRST FEDERAL BANCORP	$100.00	$102.84
NASDAQ STOCK MARKET (U.S.)	100.00	96.09
AMERICA’S COMMUNITY BANKERS INDEX	100.00	101.13

Executive Compensation

          Summary Compensation Table.  The following table sets forth the cash and noncash compensation for the fiscal year ended June 30, 2005 awarded to or earned by the Chief Executive Officer for services rendered in all capacities to the Company and First Federal of Hazard.

		Annual Compensation			Long-Term Compensation Awards

Name	Fiscal Year	Salary	Bonus	Other Annual Compensation (1)	Restricted Stock Award(s)	Securities Underlying Options	All Other Compensation

Tony D. Whitaker	2005	$154,800	$20,250	$7,200	—	—	$7,200	(2)
Chairman of the Board	2004	150,000	18,750	10,800	—	—	10,800
and Chief Executive Officer	2003	150,000	18,750	10,800	—	—	10,800

(1)

Executive officers receive indirect compensation in the form of certain perquisites and other personal benefits.  The amount of such benefits received by the named executive officer in fiscal 2005 did not exceed 10% of the executive officer’s salary and bonus.

(2)	For all three fiscal years, all other compensation was comprised of Board of Directors fees.

          The Company did not grant any stock options during the year ended June 30, 2005, nor does it have any outstanding stock options.

     Employment Agreements.  Upon completion of the Reorganization. the Company and First Federal of Hazard entered into separate employment agreements  (the “Agreements”) with Tony D. Whitaker, Chairman of the Board of Kentucky First and President and Chief Executive Officer of First Federal of Hazard.  The Agreements provide for three-year terms, renewable on an annual basis for an additional year upon review and extension by the respective Boards of Directors of Kentucky First and First Federal of Hazard.  The Agreements establish a base salary of $164,400 for Mr. Whitaker.  The respective Boards of Directors will review the base salaries each year in order to consider any appropriate changes.  In addition to establishing a base salary, the Agreements provide for, among other things, participation in stock-based and other benefit plans, as well as certain fringe benefits.

          The Agreements also provide that Kentucky First and First Federal of Hazard may terminate Mr. Whitaker’s employment for cause, as defined in the Agreements, at any time.  No compensation or benefits are payable upon Mr. Whitaker’s termination for cause.  Mr. Whitaker may also voluntarily terminate  his employment by providing 90 days prior written notice.  Upon voluntary termination, he receives only compensation and vested benefits through the termination date.

          The Agreements terminate upon Mr. Whitaker’s death, and his estate receives any compensation due through the last day of the calendar month of death.  The Agreements also allow the appropriate boards to terminate Mr. Whitaker’s employment due to disability, as defined in the Agreements.  A disabled executive receives any compensation and benefits provided for under the agreement for any period prior to termination during which the executive was unable to work due to disability.  Mr. Whitaker also may receive disability benefits under the Company’s or First Federal of Hazard’s long-term disability plan(s) without reduction for any payments made under the Agreement.  During a period of disability, to the extent reasonably capable of doing so, Mr. Whitaker agrees to provide assistance and undertake reasonable assignments for the employers.

          If either Kentucky First or First Federal of Hazard terminates Mr. Whitaker’s employment without cause, or if Mr. Whitaker resigns under specified circumstances that constitute constructive termination, or if he dies, his beneficiary, receives his base salary and continued employee benefits for the remaining term of the Agreement, as well as continued health, life and disability coverage under the same terms such coverage is provided to other senior executives, or comparable individual coverage.

          Under the Agreements, if, within one year after a change in control (as defined in the Agreements), Mr. Whitaker voluntarily terminates employment under circumstances discussed in the Agreement, or involuntarily terminates employment, Mr. Whitaker receives a cash payment equal to three times his average annual compensation over the five most recently completed calendar years preceding the change in control.  He also receives continued employee benefits and health, life and disability insurance coverage for thirty-six months following termination of employment.

          Section 280G of the Internal Revenue Code provides that severance payments that equal or exceed three times the individual’s “base amount” are deemed to be “excess parachute payments” if they are contingent upon a change in control.  Individuals receiving excess parachute payments are subject to a 20% excise tax on the amount of the payment in excess of their base amount, and the employer is not entitled to deduct any parachute payments over the base amount.  The Agreements limit payments made to Mr. Whitaker in connection with a change in control to amounts that will not exceed the limits imposed by Section 280G.

          The Agreements also require Mr. Whitaker to agree not to compete with Kentucky First, First Federal of Hazard or First Federal of Frankfort for one year following a termination of employment, other than in connection with a change in control.  Kentucky First or First Federal of Hazard will pay or reimburse Mr. Whitaker for all reasonable costs and legal fees paid or incurred by him in any dispute or question of interpretation regarding the Agreements, if Mr. Whitaker is successful on the merits in a legal judgment, arbitration proceeding or settlement.  The Agreements also provide Mr. Whitaker with indemnification to the fullest extent legally allowable.  Although payments under the Agreements may be made by either the Company or First Federal of Hazard, Mr. Whitaker will not receive any duplicative payments under the Agreements.

          Supplemental Executive Retirement Plan.   First Federal of Hazard has implemented a supplemental executive retirement plan (“SERP”) to provide for supplemental retirement benefits with respect to the ESOP and pension plans.  The plan provides participating executives with benefits otherwise limited by certain provisions of the Internal Revenue Code or the terms of the ESOP loan.  Specifically, the SERP will provide benefits to designated officers that cannot be provided under the pension plan or the ESOP as a result of limitations imposed by the Internal Revenue Code, but that would have been provided under such plans, but for these Internal Revenue Code limitations.  In addition to providing for benefits lost under tax-qualified plans as a result of the Internal Revenue Code limitations, the SERP will also provide supplemental benefits upon a change of control prior to the scheduled repayment of the ESOP loan.  Generally, upon a change in control, the SERP will provide participants with a benefit equal to what they would have received under the ESOP, had they remained employed throughout the term of the loan, less the benefits actually provided under the ESOP on the participant’s behalf.  A participant’s benefits generally become payable upon a change in control of Kentucky First or its subsidiaries.  The Board has designated Tony D. Whitaker as a participant in the SERP.

          First Federal of Hazard may utilize a grantor trust in connection with the SERP, in order to set aside funds that ultimately may be used to pay benefits under the SERP.  The assets of the grantor trust will remain subject to the claims of general creditors in the event of insolvency, until paid to a participant according to the terms of the SERP.

          Retirement Plan.  First Federal of Hazard participates in the Financial Institution Retirement Plan (the “Retirement Plan”) to provide retirement benefits for eligible employees.  Employees are eligible to participate in the Retirement Plan after the completion of one year of employment and attainment of age 21.  The formula for normal retirement benefits payable annually under the plan is 2% of the average of the participant’s highest five years of compensation multiplied by the participant’s years of service.  Participants may also receive a reduced early retirement benefit under the retirement Plan upon attainment of age 45 and satisfaction of the Retirement Plan’s vesting requirements.  Participants generally have no vested interest in Retirement Benefits prior to their completion of five years of service.  Following the completion of five years of vesting service, or upon attainment of age 65, death or termination of employment due to disability, participants automatically become 100% vested in their accrued benefit under the Retirement Plan.  The table below reflects the annual pension benefit payable to a participant assuming various levels of earnings and years of service.  The amounts of benefits paid under the Retirement Plan are not reduced for any social security benefit payable to participants.  As of June 30, 2005, Tony D. Whitaker had 33 years of credited service under the Retirement Plan.

	Years of Benefit Service

Final Average Earnings	15	20	25	30	35

$ 50,000	$15,000	$20,000	$25,000	$30,000	$35,000
75,000	22,500	30,000	37,500	45,000	52,500
100,000	30,000	40,000	50,000	60,000	70,000
125,000	37,500	50,000	62,500	75,000	87,000
150,000	45,000	60,000	75,000	90,000	105,000
175,000	52,500	70,000	87,500	105,000	122,500
200,000	60,000	80,000	100,000	120,000	140,000

Director Compensation

          Each nonemployee director of the Company receives a quarterly retainer of $900, and each member of the Kentucky First Audit Committee receives $900 per meeting attended on a date on which there is not also a meeting of the full Board of Directors.  Officers of Kentucky First who are directors are not compensated for their service as directors.  Directors who also serve as Directors of First Federal of Hazard receive $10,800 annually.  Directors who also serve as Directors of First Federal of Frankfort receive $7,200 annually plus $100 for certain committee meetings.  Officers of either Bank who are also directors are not compensated for their service as directors.

Transactions with Management

          First Federal of Hazard and First Federal of Frankfort both offer loans to their directors and executive officers. These loans were made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and did not involve more than the normal risk of collectibility or present other unfavorable features.  Under current law, the Banks’ loans to directors and executive officers are required to be made on substantially the same terms, including interest rates, as those prevailing for comparable transactions with other persons and must not involve more than the normal risk of repayment or present other unfavorable features.  Furthermore, all loans to such persons must be approved in advance by a disinterested majority of the Company’s Board of Directors.  At June 30, 2005, loans to directors and executive officers and their affiliates totaled $454,926 or 0.69%, of the Company’s stockholders’ equity, at that date.

PROPOSAL II – APPROVAL OF THE KENTUCKY FIRST FEDERAL BANCORP
2005 EQUITY INCENTIVE PLAN

          On August 4, 2005, the Board of Directors adopted, subject to stockholder approval at the annual meeting, the Kentucky First Federal Bancorp 2005 Equity Incentive Plan.  The 2005 Plan will become effective as of the date it is approved by the stockholders.

          The Board has reserved 589,702 shares of common stock for issuance upon the grant or exercise of awards pursuant to the 2005 Plan.  All of the employees, officers, and directors of the Company and its affiliates are eligible to participate in the 2005 Plan.  A summary of the 2005 Plan is set forth below. This summary is qualified in its entirety by the full text of the 2005 Plan, which is attached to this proxy statement as Appendix C.

Summary of the 2005 Plan

          Purpose.  The purpose of the 2005 Plan is to promote the Company’s success by linking the personal interests of its employees, officers and directors to those of the Company’s stockholders, and by providing participants with an incentive for outstanding performance.

          Permissible Awards. The 2005 Plan authorizes the Company to grant awards in any of the following forms:

•	options to purchase shares of Company common stock, which may be non-statutory stock options or incentive stock options under the U.S. Internal Revenue Code (the “Code”); and

•	restricted stock, which is subject to restrictions on transferability and subject to forfeiture.

          Shares Available for Awards.  Subject to adjustment as provided in the plan, the aggregate number of shares of common stock reserved and available for issuance pursuant to awards granted under the 2005 Plan is 589,702.  Except for shares retained or surrendered to satisfy tax withholding obligations, only shares actually issued under the 2005 Plan count against the total number of shares available under the 2005 Plan.  Of the total shares available under the 2005 Plan, 421,216 may be issued in connection with the exercise of stock options and 168,486 may be issued as restricted stock.

          Limitations on Awards. The maximum number of shares of Company common stock that may be covered by options granted under the 2005 Plan to any one person during any one calendar year is 105,304.

          Administration. The 2005 Plan will be administered by the Compensation Committee of the Board of Directors.  The Compensation Committee will have the authority to designate participants; determine the type or types of awards to be granted to each participant and the number, terms and conditions of awards; establish, adopt or revise any rules and regulations as it may deem advisable to administer the 2005 Plan; and make all other decisions and determinations that may be required under the 2005 Plan.

          Limitations on Transfer; Beneficiaries.  Participants may not assign or transfer awards other than by will or the laws of descent and distribution or (except in the case of an incentive stock option) pursuant to a qualified domestic relations order.  The Compensation Committee may permit other transfers where it concludes that such transferability does not result in accelerated taxation, does not cause any option intended to be an incentive stock option to fail to qualify as such, and is otherwise appropriate and desirable, taking into account any factors deemed relevant, including, without limitation, any state or federal tax or securities laws or regulations applicable to transferable awards.  A participant may, in the manner determined by the Compensation Committee, designate a beneficiary to exercise the rights of the participant and to receive any distribution with respect to any award upon the participant’s death.

          Acceleration Upon Certain Events.  Unless otherwise provided in an award agreement, if a participant’s service terminates by reason of death or disability, all of the participant’s outstanding options and other awards in the nature of rights that may be exercised will become fully vested and exercisable and all time-based vesting restrictions on his or her outstanding awards will lapse. The vesting of awards will also accelerate upon a change of control of the Company.

          Adjustments.  In the event of a stock split, a dividend payable in shares of Company common stock, or a combination or consolidation of the Company’s common stock into a lesser number of shares, the share authorization limits under the 2005 Plan will automatically be adjusted proportionately, and the shares then subject to each award will automatically be adjusted proportionately without any change in the aggregate purchase price for such award. If the Company is involved in another corporate transaction or event that affects its common stock, such as an extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares, the share authorization limits under the 2005 Plan will be adjusted proportionately, and the Compensation Committee may adjust the 2005 Plan and outstanding awards to preserve the benefits or potential benefits of the awards.

Termination and Amendment

          The Board of Directors may, at any time and from time to time, terminate or amend the 2005 Plan, but if an amendment to the 2005 Plan would materially increase the number of shares of stock issuable under the 2005 Plan, expand the types of awards provided under the 2005 Plan, materially expand the class of participants eligible to participate in the 2005 Plan, materially extend the term of the 2005 Plan or otherwise constitute a material amendment requiring stockholder approval under applicable stock market or stock exchange listing requirements, laws, policies or regulations, then such amendment will be subject to stockholder approval. In addition, the Board of Directors may condition any amendment on the approval of the stockholders for any other reason. No termination or amendment of the 2005 Plan may adversely affect any award previously granted under the 2005 Plan without the written consent of the participant.

          The Compensation Committee may amend or terminate outstanding awards; however, such amendments may require the consent of the participant and, unless approved by the stockholders or otherwise permitted by the anti-dilution provisions of the 2005 Plan, the exercise price of an outstanding option may not be reduced, directly or indirectly, and the original term of an option may not be extended.

Prohibition on Repricing

          As indicated above under “Termination and Amendment,” outstanding stock options cannot be repriced, directly or indirectly, without the prior consent of the Company’s stockholders. The exchange of an “underwater” option (i.e., an option having an exercise price in excess of the current market value of the underling stock) for another award would be considered an indirect repricing and would, therefore, require the prior consent of the Company’s stockholders.

Regulatory Restrictions

          Under the 2005 Plan, the Compensation Committee may not grant options and restricted stock to any one individual for shares that would exceed 25% of the shares reserved for each type of award.  The Compensation Committee may not grant options and restricted stock to any non-employee individual director for shares that would exceed 5% of the shares received for each type of award.  The Compensation Committee may not grant, in the aggregate, to non-employee directors options and restricted stock that would exceed 30% of the shares reserved for each type of award.  All awards must vest no more rapidly than 20% per year, commencing on the first anniversary of the date of grant; however, awards may fully vest upon death or disability of an award recipient or upon a change in control.  These provisions comply with the rules and regulations issued by the Office of Thrift Supervision.

Certain Federal Income Tax Effects

          Nonstatutory Stock Options. There will be no federal income tax consequences to the optionee or to the Company upon the grant of a nonstatutory stock option under the 2005 Plan.  When the optionee exercises a nonstatutory option, however, he or she will recognize ordinary income equal to the excess of the fair market value of the common stock received upon exercise of the option at the time of exercise over the exercise price, and the Company will be allowed a corresponding deduction, subject to any applicable limitations under Code Section 162(m).  Any gain that the optionee realizes when he or she later sells or disposes of the option shares will be short-term or long-term capital gain, depending on how long the employee holds shares.

          Incentive Stock Options. Typically, there will be no federal income tax consequences to the optionee or to the Company upon the grant or exercise of an incentive stock option.  If the optionee holds the option shares for at least two years after the date the option was granted or for one year after exercise, the difference between the exercise price and the amount realized upon sale or disposition of the option shares will be long-term capital gain or loss, and the Company will not be entitled to a federal income tax deduction.  If the optionee disposes of the option shares in a sale, exchange, or other disqualifying disposition before the required holding periods end, he or she will recognize taxable ordinary income in an amount equal to the excess of the fair market value of the option shares at the time of exercise over the exercise price, and the Company will be allowed a federal income tax deduction equal to such amount.  While the exercise of an incentive stock option does not result in current taxable income, the excess of the fair market value of the option shares at the time of exercise over the exercise price will be an item of adjustment for purposes of determining the optionee’s alternative minimum taxable income.

          Restricted Stock.  Unless a participant makes an election to accelerate recognition of the income to the date of grant as described below, a participant will not recognize income, and the Company will not be allowed a tax deduction, at the time a restricted stock award is granted, provided that the award is subject to restrictions on transfer and is subject to a substantial risk of forfeiture.  When the restrictions lapse, the participant will recognize ordinary income equal to the fair market value of the common stock as of that date (less any amount he or she paid for the stock), and the Company will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Code Section 162(m).  If the participant files an election under Code Section 83(b) within 30 days after the date of grant of the restricted stock, he or she will recognize ordinary income as of the date of grant equal to the fair market value of the stock as of that date (less any amount paid for the stock), and the Company will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Code Section 162(m). Any future appreciation in the stock will be taxable to the participant at capital gains rates.  However, if the stock is later forfeited, the participant will not be able to recover the tax previously paid pursuant to the Code Section 83(b) election.

New Plan Benefits

          Awards, if any, will be granted under the 2005 Plan only after the 2005 Plan is approved by stockholders.  All awards under the 2005 Plan will be made at the discretion of the Compensation Committee or under delegated authority.  Therefore, it is not possible to determine the benefits or amounts that will be received by any individuals or groups pursuant to the 2005 Plan in the future, or the benefits or amounts that would have been received by any individuals or groups for the last completed fiscal year if the 2005 Plan had been in effect.

Equity Compensation Plan Information as of June 30, 2005

          The Company does not maintain any equity compensation plans under which its common stock may be issued upon exercise of options, warrants and rights as of June 30, 2005.

Recommendation and Vote Required

          The Board of Directors has determined that the 2005 Plan is desirable, cost effective, and produces incentives which will benefit the Company and its stockholders.  The Board of Directors is seeking stockholder approval of the 2005 Plan, in order to satisfy the requirements of the Code for favorable tax treatment of incentive stock options, to comply with Nasdaq requirements and to exempt certain option transactions from the short-swing trading rules of the Securities and Exchange Commission.

          Stockholder approval of the Incentive Plan requires the affirmative vote of the holders of a majority of the votes cast by stockholders of the Company, excluding shares owned by First Federal MHC, at the Annual Meeting.  The Board of Directors recommends that you vote “FOR” approval of the Kentucky First Federal Bancorp 2005 Equity Incentive Plan.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee of the Board of Directors (the “Audit Committee”) has:

1.	Reviewed and discussed the audited financial statements for the fiscal year ended June 30, 2005.

2.

Discussed with the Company’s independent auditors the matters required to be discussed by Statement of Accounting Standards No. 61, as the same was in effect on the date of the Company’s financial statements; and

3.

Received the written disclosures and the letter from the Company’s independent auditors required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as the same was in effect on the date of the Company’s financial statements.

          Based on the foregoing materials and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements for the fiscal year ended June 30, 2005 be included in the Company’s Annual Report on Form 10-K for the year ended June 30, 2005.

          The Audit Committee has reviewed the non-audit services currently provided by the Company’s independent auditor and has considered whether the provision of such services is compatible with maintaining the independence of the Company’s independent auditors.

Members of the Audit Committee

David R. Harrod, Chairman
Walter G. Ecton, Jr.
William D. Gorman
Herman D. Regan, Jr.

PROPOSAL III -- RATIFICATION OF APPOINTMENT OF AUDITORS

          The Audit Committee of the Board of Directors has renewed the Company’s arrangements with Grant Thornton LLP to be the Company’s auditors for the 2006 fiscal year, subject to ratification by the Company’s stockholders.  A representative of Grant Thornton LLP will be present at the Annual Meeting to respond to stockholders’ questions and will have the opportunity to make a statement if he or she so desires.

          The appointment of the auditors must be approved by a majority of the votes cast by the stockholders of the Company at the Meeting.  The Board of Directors recommends that shareholders vote “FOR” the ratification of the appointment of auditors.

AUDIT AND OTHER FEES PAID TO INDEPENDENT ACCOUNTANT

          Fees billed by Grant Thornton LLP for the years ended June 30, 2005 and 2004 were $316,773 and $39,565, respectively.

Audit Fees

          The aggregate fees billed by Grant Thornton LLP for the audit of the Company’s annual financial statements were $87,250 for the fiscal year ended June 30, 2005.  During this year, Grant Thornton performed separate audits for Frankfort First Bancorp, Inc. (the Company that was acquired by Kentucky First Federal Bancorp on March 2, 2005) and for First Federal Savings and Loan of Hazard.  The audit for First Federal Savings and Loan of Hazard encompassed the three years ending June 30, 2004.   During the fiscal year ended June 30, 2004, Frankfort First Bancorp, Inc. paid  $28,725 for its audit.

Audit Related Fees

          These fees include review of quarterly reports on Form 10-Q as filed by Kentucky First Bancorp and by Frankfort First Bancorp, Inc.  Grant Thornton received $6,450 for the fiscal year ended June 30, 2005 and $9,500 for the fiscal year ended June 30, 2004.

Tax Fees

          The aggregate fees billed by Grant Thornton LLP for tax services for the fiscal years ended June 30, 2005 and 2004 were $13,030 and $1,340, respectively.  The fees are for services including review of tax returns as prepared by the staff of Frankfort First Bancorp, Inc., preparation of tax returns for First Federal Savings and Loan of Hazard, and review of and advice on amending previous year’s tax returns filed by First Federal Savings and Loan of Hazard.

All Other Fees

          The aggregate fees billed by Grant Thornton LLP for all other services, exclusive of the fees disclosed above, rendered during the fiscal years ended June 30, 2005 and 2004 were $210,043 and $0, respectively.  During the fiscal year ended June 30, 2005, significant fees were paid to Grant Thornton for their assistance in preparing financial statements that were part of the Form S-1 Prospectus provided to customers of First Federal Savings and Loan of Hazard and for the Proxy Statement provided to shareholders of Frankfort First Bancorp, Inc.  These fees totaled $201,206.  In addition, Grant Thornton has provided general accounting advice and specific advice related to the reorganization and merger to Kentucky First Federal Bancorp and its subsidiaries.  The fee for these services totaled $8,837.

Pre-Approval of Services by the Independent Auditor

          The Audit Committee does not have a policy for the pre-approval of nonaudit services to be provided by the Company’s independent auditor.   Any such services would be considered on a case-by-case basis.  All nonaudit services provided by the independent auditors in fiscal years 2005 and 2004 were approved by the Audit Committee. However, certain services such as the review of the Company’s public filings, review of the Company’s tax returns, and general discussions with management regarding accounting issues, which may be construed as necessary for the accurate completion of the audit, are approved in advance on an annual basis.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

          Pursuant to regulations promulgated under the Exchange Act, the Company’s officers and directors and all persons who own more than 10% of the Common Stock (“Reporting Persons”) are required to file reports detailing their ownership and changes of ownership in the Common Stock and to furnish the Company with copies of all such ownership reports that are filed.  Based solely on the Company’s review of the copies of such ownership reports which it has received in the past fiscal year or with respect to the past fiscal year, or written representations that no annual report of changes in beneficial ownership were required, the Company believes that during fiscal year 2005 all Reporting Persons have complied with these reporting requirements, except that officer Roy L. Pulliam filed late one Form 4 reporting one transaction.

OTHER MATTERS

          The Board of Directors is not aware of any business to come before the Annual Meeting other than those matters described above in this proxy statement and matters incident to the conduct of the Annual Meeting.  However, if any other matters should properly come before the Annual Meeting, it is intended that proxies in the accompanying form will be voted in respect thereof in accordance with the determination of a majority of the Board of Directors.

MISCELLANEOUS

          The cost of soliciting proxies will be borne by the Company.  The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of Common Stock.  In addition to solicitations by mail, directors, officers and regular employees of the Company may solicit proxies personally or by telegraph or telephone without additional compensation.

          The Company’s 2005 Annual Report to Stockholders, including financial statements, is being mailed to all stockholders of record as of the close of business on the Record Date.  Any stockholder who has not received a copy of such Annual Report may obtain a copy by writing to the Secretary of the Company.  The Annual Report is not to be treated as a part of the proxy solicitation material or as having been incorporated herein by reference.

STOCKHOLDER PROPOSALS

          For consideration at the Annual Meeting, a stockholder proposal must be delivered or mailed to the Company’s Secretary no later than October 20, 2005.  In order to be eligible for inclusion in the proxy materials of the Company for the Annual Meeting of Stockholders for the fiscal year ending June 30, 2006, any stockholder proposal to take action at such meeting must be received at the Company’s executive offices at P.O. Box 1069, Hazard, Kentucky 41702-1069 by no later than June 12, 2006.  Any such proposals shall be subject to the requirements of the proxy rules adopted under the Exchange Act.

BY ORDER OF THE BOARD OF DIRECTORS

/s/Roy L. Pulliam, Jr.

Secretary

October 10, 2005
Hazard, Kentucky

ANNUAL REPORT ON FORM 10-K

A COPY OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED JUNE 30, 2005 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION WILL BE FURNISHED WITHOUT CHARGE TO EACH STOCKHOLDER AS OF THE RECORD DATE UPON WRITTEN REQUEST TO THE CORPORATE SECRETARY, KENTUCKY FIRST FEDERAL BANCORP, P.O. BOX 1069, HAZARD, KENTUCKY 41702-1069.

ATTACHMENT A

KENTUCKY FIRST FEDERAL BANCORP
AUDIT COMMITTEE CHARTER

Organization

          The primary function of the Audit Committee of the Board of Directors (the “Board”) of Kentucky First Federal Bancorp (the “Company”) is to review:  the integrity of the financial reports and other financial information provided by the Company to any governmental body or the public, including any certification, report, opinion, or review performed by the Company’s independent accountants; the Company’s compliance with legal and regulatory requirements; the independent accountant’s qualifications and independence; the performance of the Company’s internal audit functions, its independent accountants, and system of internal controls and disclosure procedures regarding finance, accounting, legal compliance, and ethics that management and the Board have established; the Company’s auditing, accounting, and financial reporting processes generally; and the preparation of information required by the Securities and Exchange Commission rules to be included in the Company’s annual proxy statement.

          The Audit Committee will be comprised of three or more directors as determined by the Board each of whom shall satisfy the definition of independent directors as defined in any qualitative listing requirements for The Nasdaq Stock Market, Inc., issuers and any applicable Securities and Exchange Commission rules and regulations.  All members of the Audit Committee must be financially literate at time of appointment, or within a reasonable period of time thereafter, meaning they must have the ability to read and understand fundamental financial statements, including the Company’s balance sheet, income statement, and cash flow statement.  In addition, at least one member of the Audit Committee shall have past employment in finance or accounting, requisite professional certification in accounting, or any comparable experience or background which results in the individual’s financial sophistication, including having been a chief executive officer, chief financial officer, or other senior officer with oversight responsibilities.  The members of the Audit Committee will be appointed by the Board on an annual basis.

Responsibilities

          In carrying out its responsibilities, the Audit Committee believes its policies and procedures should remain flexible, in order to best react to changing conditions and to ensure the directors and shareholders that the corporate accounting and reporting practices of the Company are in accordance with all requirements and are of the highest quality.  To fulfill its responsibilities and duties, the Audit Committee shall:

1.	Provide an open avenue of communication between management, the independent auditor, internal audit functions, and the Board.

2.

Meet four times per year or more frequently as circumstances may require.  A quorum of the Audit Committee shall be declared when a majority of the appointed members of the Audit Committee are in attendance.

3

The Audit Committee or the Audit Committee Chair acting on the Committee’s behalf shall meet with the independent auditors and management at least quarterly to review the Company’s financial statements. At least annually, the Committee will meet in full with the independent auditors.  These meetings may be conducted by telephone.  In meetings attended by independent auditors or by regulatory examiners, a portion of the meetings will be reserved for the Audit Committee to meet in closed session with these parties.

4.	Keep written minutes of all meetings

5.	Review with the independent auditor the work to be performed to assure completeness of coverage, reduction of redundant efforts, and the effective use of audit resources.

6.

Review all significant risks or exposures to the Company found during audits performed by the independent auditor and internal audit function  to ensure that these items are discussed with management. From these discussions, assess and report to the Board regarding how findings should be addressed.

7.	Review recommendations from the independent auditor and internal audit function regarding internal controls and other matters relating to the accounting policies and procedures of the Company.

8.	As needed, the chairman of the committee will submit a record of the meeting to the Board regarding any recommendations that the Committee may deem appropriate.

9.

Ensure that the independent auditor discusses with the Audit Committee their judgements about the quality, not just the acceptability, of the Company’s accounting principles as applied in the financial reports.  The discussion should include such issues as the clarity of the Company’s financial disclosures and degree of aggressiveness or conservatism of the Company’s accounting principles and underlying estimates and other significant decisions made by management in preparing financial disclosures.

10.

Review the Company’s audited annual financial statements and the independent auditor’s opinion regarding such financial statements, including a review of the nature and extent of any significant changes in accounting principles.

11.

Arrange for the independent auditors to be available to the full Board at least annually to discuss the results of the annual audit and the audited financial statements that are part of the annual report to shareholders.

12.	Review with management, the independent auditor, and legal counsel, legal and regulatory matters that may have a material impact on the financial statements.

13.	Review with management and the independent auditor all interim financial reports filed pursuant to the Securities Exchange Act of 1934.

14.	Generally discuss earnings press releases and financial information as well as earnings guidance provided to analysts and rating agencies, if applicable.

15.

Select the independent auditor, considering their independence and effectiveness, and be solely responsible for their compensation, oversight, and retention including resolution of disagreements between management and the auditor regarding financial reporting for the purpose of preparing or issuing an audit report or related work, and each such registered public accounting firm shall report directly to the audit committee.  The Audit Committee should confirm the independence of the independent auditor by requiring them to disclose in writing all relationships that, in the auditor’s professional judgement, may reasonably be thought to bear on the ability to perform the audit independently and objectively.

16.	Review the performance of the independent auditor.

17.

Review the process by which the internal audit function is performed at the two subsidiary banks.  Each audit committee member is a member of one of the subsidiary’s board of directors and as such receives reports regarding the internal audit activities.  Serious risks, oversights, or failure to perform should be immediately reported to the Audit Committee.

18.

Be authorized to retain independent counsel and other advisors as it deems necessary to carry out its duties and to assist it in the conduct of any investigation.  In connection therewith, the Audit Committee shall be provided appropriate funding as determined by the Audit Committee for payment to accountants and auditors.

19.

Have in place procedures for (1) receiving complaints regarding accounting, internal accounting controls, or auditing matters, and (2) the confidential, anonymous submission by employees of concerns regarding questionable accounting.

20.

Approve, in advance, all permissible non-audit services to be completed by the independent auditor.  Such approval processes will ensure the independent auditor does not provide any non-audit services to the Company that are prohibited by law or regulation.

21.	The company does not intend to hire employees or former employees of the independent auditor.

22.	Review and approve all related-party transactions.

          In addition to the responsibilities presented above, the Audit Committee will examine this Charter on an annual basis to assure that it remains adequate to address the responsibilities that the Audit Committee has.  Further, the Audit Committee will disclose in each annual proxy statement to its shareholders, whether it satisfied the responsibilities during the prior year in compliance with the Charter, and will disclose a copy of the Charter every three years either in the annual report to shareholders or proxy statement.

ATTACHMENT B

KENTUCKY FIRST FEDERAL BANCORP
NOMINATING AND CORPORATE GOVERNANCE COMMITTEE CHARTER

I.     Purpose

The primary objectives of the Nominating and Corporate Governance Committee  (the “Committee”) are to assist the Board of Directors (the “Board”) of Kentucky First Federal Bancorp (the “Company”) by:  (i) identifying individuals qualified to become Board members and recommending that the Board select a group of director nominees for each annual meeting of the Company’s stockholders; (ii)  ensuring that the Audit and Nominating and Corporate Governance Committees of the Board shall have the benefit of qualified and experienced “independent” directors; and (iii) developing and recommending to the Board a set of effective corporate governance policies and procedures applicable to the Company.

II.    Organization

The Committee shall consist of three or more directors, each of whom shall satisfy the definition of independent director as defined in any qualitative listing requirements of The Nasdaq Stock Market, Inc., issuers and any applicable Securities and Exchange Commission rules and regulations.

Committee members shall be elected by the Board at the annual organizational meeting of the Board of Directors.  Members shall serve until their successors are appointed.  The Committee’s chairperson shall be designated by the full Board, or, if it does not do so, the Committee members shall elect a Chairman by vote of a majority of the full Committee.

The Committee may form and delegate authority to subcommittees when appropriate.

III.   Structure and Meetings

The chairperson of the Committee will preside at each meeting and, in consultation with the other members of the Committee, will set the frequency and length of each meeting and the agenda of items to be addressed at each meeting.  The chairperson of the Committee shall ensure that the agenda for each meeting is circulated to each Committee member in advance of the meeting.  The Committee shall keep written minutes of all meetings.

IV.  Goals and Responsibilities

The Committee shall (i) develop and recommend to the Board a Corporate Governance Policy (the “Policy”), applicable to the Company, and review and reassess the adequacy of such Policy annually and recommend to the Board any changes deemed appropriate; (ii) develop policies on the size and composition of the Board; (iii) review possible candidates for Board membership consistent with the Board’s criteria for selecting new directors; (iv) perform Board performance evaluations on an annual basis; (v) annually recommend a slate of nominees to the Board with respect to nominations for the Board at the annual meeting of the Company’s stockholders; and (vi) generally advise the Board (as a whole) on corporate governance matters.

The Committee shall also advise the Board on (i) committee member qualifications; (ii) committee member appointments and removals; (iii) committee structure and operations (including authority to delegate to subcommittees); and (iv) committee reporting to the Board.  The Committee shall maintain an orientation program for new directors and a continuing education program for all directors.

The Committee will annually review and reassess the adequacy of this charter and recommend any proposed changes to the Board for approval.

The Committee shall perform any other activities consistent with this charter, the Company’s bylaws, and governing law and regulations as the Committee or Board deems appropriate.

V.  Performance Evaluation

The Committee shall conduct an annual performance evaluation of the Board.  The evaluation shall be of the Board’s contribution as a whole and specifically review areas in which the Board and/or management believes a better contribution could be made.

VI.  Committee Resources

The Committee shall have the authority to obtain advice and seek assistance from internal or external legal, accounting, or other advisors.  The Committee shall have the sole authority to retain and terminate any search firm to be used to identify director candidates, including sole authority to approve such search firm’s fees and other retention items.

REVOCABLE PROXY

KENTUCKY FIRST FEDERAL BANCORP
Hazard, Kentucky

ANNUAL MEETING OF STOCKHOLDERS
November 15, 2005

          The undersigned hereby appoints William D. Gorman, Herman D. Regan, and Stephen G. Barker with full powers of substitution, to act as attorneys and proxies for the undersigned, to vote all shares of the common stock of Kentucky First Federal Bancorp which the undersigned is entitled to vote at the Annual Meeting of Stockholders, to be held at the First Federal Center on the campus of Hazard Community and Technical College at One Community College Drive, Hazard, Kentucky on Tuesday, November 15, 2005 at 3:30 p.m., Eastern time (the “Annual Meeting”), and at any and all adjournments thereof, as follows:

		FOR	VOTE WITHHELD

1.	The election as directors of all nominees listed below (except as marked to the contrary below)	☐	☐

For a term expiring at the 2008 Annual Meeting:

Walter G. Ecton, Jr.
Don D. Jennings

INSTRUCTION: To withhold your vote for any of the individuals nominated, insert that nominee’s name on the line provided below.

		FOR	AGAINST	ABSTAIN

2.	The approval of the Kentucky First Federal Bancorp 2005 Equity Incentive Plan	☐	☐	☐

3.	The ratification of the appointment of Grant Thornton LLP as the Company’s independent public accountants for the fiscal year ending June 30, 2006	☐	☐	☐

4.	The transaction of such other business as may properly come before the Annual Meeting or any adjournment thereof.

          The Board of Directors recommends a vote “FOR” the nominees listed above and “FOR” the other propositions stated.

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF DIRECTORS AND FOR THE OTHER PROPOSITIONS STATED.  IF ANY OTHER BUSINESS IS PRESENTED AT THE ANNUAL MEETING, INCLUDING MATTERS RELATING TO THE CONDUCT OF THE ANNUAL MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN ACCORDANCE WITH THE DETERMINATION OF A MAJORITY OF THE BOARD OF DIRECTORS.  AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE ANNUAL MEETING.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

          Should the undersigned be present and elect to vote at the Annual Meeting or at any adjournment thereof, then the power of said attorneys and prior proxies shall be deemed terminated and of no further force and effect.  The undersigned may also revoke his proxy by filing a subsequent proxy or notifying the Secretary of his decision to terminate his proxy.

          The undersigned acknowledges receipt from the Company prior to the execution of this proxy of a Notice of Annual Meeting, a Proxy Statement dated October 10, 2005 and an Annual Report.

Dated:                               , 2005

PRINT NAME OF STOCKHOLDER	PRINT NAME OF STOCKHOLDER

SIGNATURE OF STOCKHOLDER	SIGNATURE OF STOCKHOLDER

          Please sign exactly as your name appears on the enclosed card.  When signing as attorney, executor, administrator, trustee or guardian, please give your full title.  Corporation proxies should be signed in corporate name by an authorized officer.  If shares are held jointly, each holder should sign.

          PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.